                                                                     EXHIBIT 5.1

                                 January 4, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     ABAXIS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

As legal counsel for Abaxis, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 1,422,710 shares of Common Stock, no par value (the "Common Stock"), consisting of 943,270 shares of Common Stock issuable by the Company upon the conversion of shares of the Company's Series D Convertible Preferred Stock issued to certain selling shareholders (the "Conversion Shares") and 478,900 shares of Common Stock issuable by the Company upon the exercise of warrants issued and outstanding (the "Warrant Shares").

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. Based on such examination, we are of the opinion that the 1,422,710 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the selling shareholders are duly authorized shares of Common Stock and the Conversion Shares (if and when issued upon conversion of the shares of the Company's Series D Convertible Preferred Stock in accordance with the Company's Certificate of Determination) and the Warrant Shares (if and when issued upon the exercise of the warrants in accordance with their terms) will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.


                                      Respectfully submitted,


                                      /s/ Gray Cary Ware & Freidenrich LLP
                                      ------------------------------------------
                                      GRAY CARY WARE & FREIDENRICH LLP